Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to this Registration Statement (File No. 333-255723) on Form S-3 of our report dated April 22, 2021 with respect to the consolidated financial statements of Streamline Health Solutions, Inc. included in its Annual Report on Form 10-K for the year ended January 31, 2021, filed with the Securities and Exchange Commission, and to the reference to our firm under the heading “Experts.”

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia

June 23, 2021